CLASS B SHARES
EXHIBIT
TO
MULTIPLE CLASS PLAN
(Revised 9/1/15)

1.	SEPARATE
ARRANGEMENT AND
EXPENSE ALLOCATION
For purposes of Rule 18f-3
under the Act, the basic
distribution and shareholder
servicing arrangement of the
Class B Shares will consist of
sales by financial
intermediaries in
consideration of the payment
of an advance commission
paid by the principal
underwriter.  Financial
intermediaries may perform
shareholder services and
receive a shareholder service
fee for their services. In
consideration of advancing
commissions and/or the
provision of shareholder
services, the principal
underwriter may receive the
contingent deferred sales
charges paid upon redemption
of Class B Shares, and/or
shareholder service fees
and/or fees under a 12b-1
plan. In connection with this
basic arrangement, Class B
Shares will bear the following
fees and expenses:
Fees and Expenses
Maximum Amount Allocated Class B Shares
Sales Load
None
Contingent Deferred
Sales Charge (?CDSC?)
Up to 5.5% of the share price
 at the time of purchase or
redemption, whichever is
lower
Shareholder Service Fee
Up to 25 basis points (0.25%)
of the average daily net asset
value
12b-1 Fee
Up to 75 basis points (0.75%)
of the average daily net asset
 value
Redemption Fee
As set forth in the attached
Schedule
Other Expenses
Itemized expenses incurred by
 the Fund with respect to holders
of Class B Shares
as described in Section 3 of
the Plan

2.	CONVERSION AND
EXCHANGE
PRIVILEGES
For purposes of Rule 18f-3,
Class B Shares have the
following conversion rights
and exchange privileges at the
election of the shareholder:
Conversion Rights:
After Class B Shares have been
held for eight years from the date
of purchase, they will
automatically convert into
Class A Shares.
Exchange
Privilege:
Class B Shares may be exchanged
for Class B Shares of any other Fund.
In any conversion or
exchange, the shareholder
shall receive shares having
the same aggregate net asset
value as the shares
surrendered.  Exchanges to
any other Class shall be
treated in the same manner as
a redemption and purchase.
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3.	EXCEPTIONS TO
BASIC ARRANGEMENTS
For purposes of Rules 6c-10
and 22d-1 under the Act,
unless otherwise specified on
the Schedule to this Exhibit,
the scheduled variations in
contingent deferred sales
charges payable upon
redemption are as follows:
	(A)	BASIC CDSC
SCHEDULE
Shares Held Up to:
To:
Have A CDSC Of:
1 year
5.50 %
2 years
4.75 %
3 years
4.00 %
4 years
3.00 %
5 years
2.00 %
6 years
1.00 %
7 years
0.00 %
8 years
Convert to Class A Shares

	(B)	WAIVER OF CDSC
Contingent upon notification
to the Fund?s principal
underwriter or transfer agent,
no CDSC will be imposed on
redemptions:
*
following the death of the last
surviving shareholder or
post-purchase disability, as defined in
Section 72(m)(7) of the
Internal Revenue Code of 1986;
*
	due to the termination
of a trust following the death
of the trustor/grantor or
beneficiary, provided
that the trust document
specifically states that the
trust is terminated upon the
 death
*
	representing minimum
 required distributions (?RMD?)
from an Individual Retirement
Account or
other retirement plan as
required under the Internal
 Revenue Code;
*
of Shares that were reinvested
within 120 days of a previous
 redemption;
*
of Shares held by the Directors,
Trustees, employees, former
employees and sales representatives
 of
the Fund, the Adviser, the
principal underwriter and their
affiliates, employees of any investment
professional that sells Shares
according to a sales agreement
with the principal underwriter,
by the
immediate family members of the
above persons, and by trusts,
pension or profit-sharing plans for
the above persons;
*
of Shares originally purchased
through a program offered by a
Financial Intermediary that provides
for the purchase of Shares without
 imposition of a sales charge
(for example, a wrap account, self-
directed brokerage account,
 retirement, or other fee-based
 program offered by the Financial
Intermediary) and where the
 Financial Intermediary has
agreed with the principal underwriter
not to
receive an advanced commission
on purchases under such program;
*
of Shares purchased with reinvested
dividends or capital gains;
*
imposed by the Fund when it
closes an account for not meeting
the minimum balance requirements;
and
*
of Shares which were purchased
pursuant to an exchange privilege
if the Shares were held for the
applicable CDSC holding period.

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	(C) SYSTEMATIC
WITHDRAWAL
PROGRAM
Contingent upon
notification to the
principal underwriter or
the Fund?s transfer agent,
no CDSC will be imposed
on redemptions that are
qualifying redemptions of
Class B Shares under a
Systematic Withdrawal
Program as described in
the applicable prospectus
and statement of
additional information.

4.	REDEMPTION FEE
For purposes of Rule 11a-3
under the Act, any
redemption fee received upon
the redemption or exchange
of Class B Shares will be
applied to fees incurred or
amount expended in
connection with such
redemption or exchange.  The
balance of any redemption
fees shall be paid to the Fund.
A Fund shall waive any
redemption fee with respect
to (i) non-participant directed
redemptions or exchanges
involving Class B Shares held
in retirement plans
established under Section
401(a) or 401(k) of the
Internal Revenue Code (the
?Code?), custodial plan
accounts established under
Section 493(b)(7) of the
Code, or deferred
compensation plans
established under Section 457
of the Code;  (ii) redemptions
or exchanges involving Class
B Shares held in plans
administered as college
savings programs under
Section 529 of the Code; and
(iii) Class B Shares redeemed
due to the death of the last
surviving shareholder on the
account.
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SCHEDULE OF
FUNDS
OFFERING
CLASS B
SHARES

The Funds set forth on this
Schedule each offer Class B
Shares on the terms set forth
in the Class B Shares Exhibit
to the Multiple Class Plan, in
each case as indicated below.
The 12b-1 fees indicated are
the maximum amounts
authorized based on the
average daily net asset value.
Actual amounts accrued may
be less.
CLASS B SHARES
SUBJECT TO THE BASIC
LOAD SCHEDULE
Multiple Class Company
Series
12b-1 Fee
Redemption Fee



Federated Equity Funds:


Federated Absolute Return Fund
0.75%
None
Federated Clover Value Fund
0.75%
None
Federated InterContinental Fund
0.75%
None
Federated Kaufmann Fund
0.75%
None
Federated Kaufmann Small Cap Fund
0.75%
None
Federated MDT Mid-Cap Growth Strategies Fund
0.75%
None



Federated Equity Income Fund, Inc.
0.75%
None



Federated Fixed Income Securities, Inc.:


Federated Strategic Income Fund
0.75%
None



Federated Global Allocation Fund
0.75%
None



Federated Government Income Securities, Inc.
0.75%
None



Federated High Income Bond Fund, Inc.
0.75%
2% on shares redeemed or exchanged
within 90 days of purchase



Federated Income Securities Trust:


Federated Capital Income Fund
0.75%
None
Federated Fund for U.S. Government Securities
0.75%
None
Federated Muni and Stock Advantage Fund
0.75%
None



Federated International Series, Inc.:


Federated International Bond Fund
0.75%
None



Federated Investment Series Funds, Inc.:


Federated Bond Fund
0.75%
None






CLASS B SHARES
SUBJECT TO THE BASIC
LOAD SCHEDULE
(continued)

Multiple Class Company
Series
12b-1
Fee
Redemption Fee



Federated MDT Series:


Federated MDT Large Cap Growth Fund
0.75%
None
Federated MDT Small Cap Growth Fund
0.75%
None



Federated Municipal Securities Fund, Inc.
0.75%
None



Federated Municipal Securities
 Income Trust:


Federated Municipal High Yield
 Advantage Fund
0.75%
None
Federated New York Municipal
Income Fund
0.75%
None
Federated Pennsylvania Municipal
Income Fund
0.75%
None



Federated Total Return Series, Inc.:


Federated Total Return Bond Fund
0.75%
None



Federated World Investment Series, Inc.:


Federated Emerging Market Debt Fund
0.75%
None
Federated International Small-Mid
Company Fund
0.75%
2% on shares redeemed or exchanged
within 30 days of purchase
Federated International Leaders Fund
0.75%
None



Money Market Obligations Trust:


Federated Government Reserves Fund
0.75%
None
Federated Liberty U.S.
Government Money Market Trust
0.75%
None